Questions and Answers
ELECTION OF DIRECTORS
DIRECTORS’ MEETINGS AND STANDING COMMITTEES
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHARE OWNERSHIP INFORMATION
EXECUTIVE COMPENSATION
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Long-Term Incentive Plan for Performance Period Ending April 24, 2004
PERFORMANCE COMPARISON
INDEPENDENT ACCOUNTANTS
AUDIT FEES
AUDIT COMMITTEE REPORT
JOINT REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
MISCELLANEOUS
Audit Committee Charter

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

LA-Z-BOY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

LA-Z-BOY INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Day:	Wednesday, August 14, 2002

Time:	11:00 a.m., Eastern Daylight Time

Place:	La-Z-Boy Incorporated Auditorium 1284 North Telegraph Road Monroe, Michigan

To our shareholders:	Monroe, Michigan July 10, 2002

      We invite you to attend our 2002 annual meeting of shareholders at the time and place shown above. The purpose of the meeting is to elect four directors for three-year terms expiring in 2005.

      We are mailing this notice and the accompanying proxy statement and proxy card to our shareholders on or about July 10, 2002. We also are enclosing a copy of our 2002 Annual Report, which contains financial statements for the fiscal year ended April 27, 2002.

      Only shareholders of record at the close of business on June 28, 2002 will be entitled to vote at the meeting.

      Whether you plan to attend the meeting in person or not, please date, sign, and return the enclosed proxy card in the accompanying envelope. You may also vote by telephone or on the Internet (see the instructions attached to the proxy card). Even though you vote by one of these methods prior to the meeting, you may still vote your shares in person at the meeting, which will revoke your previous vote.

BY ORDER OF THE
BOARD OF DIRECTORS

James P. Klarr, Secretary

July 10, 2002

2002 PROXY STATEMENT OF LA-Z-BOY INCORPORATED

Questions and Answers

Q:	What is a proxy?

A:	A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you at the upcoming annual meeting in the way that you want to vote. You also may choose to abstain from voting. La-Z-Boy’s board of directors is soliciting the proxy card enclosed.

Q:	What is the purpose of this annual meeting?

A:	At the annual meeting, shareholders will elect four directors for three-year terms expiring in 2005. The board’s nominees are James W. Johnston, Gerald L. Kiser, Dr. H. George Levy and Donald L. Mitchell (See page 4). Other than routine or procedural matters, we do not expect any other business will be brought up at the meeting, but if any other business is properly brought up, the persons named in the enclosed proxy will have authority to vote on it as they see fit.

Q:	Who is entitled to vote?

A:	Only record holders of our common shares at the close of business on the record date for the meeting, June 28, 2002, are entitled to vote at the annual meeting. Each common share has one vote.

Q:	How do I vote?

A:	Sign and date each proxy card that you receive and return it in the enclosed envelope. Proxies will be voted as you specify on each card. If you sign and return a proxy card without specifying how to vote, your shares will be voted FOR the election of the director nominees identified in this proxy statement. Your shares also will be voted on any other business that comes before the meeting.

Q:	Can I vote by telephone or on the Internet?

A:	Yes. If you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy card.

If your shares are held through a broker, bank, or other nominee, you must contact the broker, bank, or other nominee to find out whether you will be able to vote by telephone or on the Internet.

Q:	Can I change my vote after I have voted?

A:	A later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy card. The last vote we receive before the meeting will be the one counted. You also may change your vote by voting in person at the meeting.

Q:	What does it mean if I get more than one proxy card?

A:	It means that your shares are registered in more than one way. Sign and return all proxy cards or vote each group of shares by telephone or on the Internet, to ensure that all your shares are voted.

Q:	What makes up a quorum?

A:	There were 59,046,554 common shares outstanding on the record date for the meeting. A majority of those shares present or represented by proxy at the meeting makes a quorum. A quorum is necessary to conduct the meeting.

Q:	How does the voting for directors work?

A:	Directors will be elected by plurality vote. This means that the nominees receiving the highest through fourth-highest numbers of votes will be elected, regardless of the total number of votes cast or withheld. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. If you vote by telephone or on the Internet, follow the instructions attached to the proxy card.

Q:	Where is La-Z-Boy’s principal executive office?

A:	1284 North Telegraph Road, Monroe, Michigan 48162.

ELECTION OF DIRECTORS

       Our board of directors is divided into three classes, two consisting of three directors each and one consisting of four directors. Directors in each class serve for three-year, staggered terms. The terms of the four directors in one of the classes expire at this year’s annual meeting, so four directors will be elected at the meeting. The four directors elected will serve until our annual meeting of shareholders in 2005.

      Under the applicable Michigan corporate law, directors will be elected at the meeting from among those persons duly nominated by a plurality of votes cast. This year, the nominees who receive the highest through fourth-highest numbers of votes will be elected, regardless of the number of votes that for any reason, including abstention or withholding of authority, are not cast for the election of those nominees.

      The board’s director nominees are three of the four current directors whose terms are scheduled to expire at the meeting and Donald L. Mitchell. All of the nominees have consented to serve if elected. In the absence of other instruction, the persons named in the accompanying form of proxy will vote in favor of these nominees. If any nominee becomes unable or unwilling to serve, which we do not expect, the proxy holders will vote for a substitute nominee designated by the board.

      Information about each nominee for election at the meeting and each director continuing in office is given below. Unless otherwise indicated, the principal occupation of each director or director nominee has been the same for at least five years.

Director Nominees For Terms To Expire In 2005

James W. Johnston, age 63 Director since 1991 • Self-employed financial and business consultant and private investor • Serves on our Audit Committee and Committee on the Board (Chair)
Gerald L. Kiser, age 55 Director since 1997
• Our President and Chief Executive Officer since July 2001
• Formerly, our President and Chief Operating Officer (October 1997 — July 2001), and our Executive Vice President and Chief Operating Officer (April — October 1997)
• Director of MBT Financial Corp. and of its subsidiary Monroe Bank & Trust
H. George Levy, M.D., age 52 Director since 1997
• Otorhinolaryngologist. Also Chairman and CEO of USI, Inc. (e-commerce, consulting Web design, and systems integration) and CEO and founder of Enduenet, Inc. (Web based e-learning, business to business, physician practice enhancement)
• Director of Michigan Trust Bank
• Director of Telenetics Inc.
• Serves on our Committee on the Board, Compensation Committee, and Compensation Subcommittee

Donald L. Mitchell, age 58 First Term Nominee
• Our Senior Vice President and President of the Casegoods Group from July 2001 and Executive Vice President of LADD Furniture, Inc (our wholly owned subsidiary since January 2000) until retirement in April 2002, President of LADD’s casegoods group until July 2001

Directors With Terms Expiring In 2004

David K. Hehl, age 55 Director since 1977
• Principal in the public accounting firm of Cooley Hehl Wohlgamuth & Carlton P.L.L.C.
• Serves on our Audit Committee (Chair), Compensation Committee, and Compensation Subcommittee
Rocque E. Lipford, age 63 Director since 1979
• Principal in the law firm of Miller, Canfield, Paddock and Stone, P.L.C.
• Director of MBT Financial Corp. and of its subsidiary Monroe Bank & Trust
• Serves on our Committee on the Board and Compensation Committee
Jack L. Thompson, age 63 Director since 2001
• CEO and President of Penda Corporation (manufacturer and marketer of truck bedliners and accessories)
• Serves on our Compensation Committee (Chair) and Compensation Subcommittee

Directors With Terms Expiring In 2003

John H. Foss, age 59 Director since 2001
• Vice President, Treasurer and Chief Financial Officer of Tecumseh Products Company until retirement in October 2001
• Director of United Bancorp, Inc.
• Serves on our Audit Committee
Patrick H. Norton, age 80 Director since 1981
• Our Chairman of the Board since October 1997
• Formerly, our Senior Vice President Sales and Marketing
• Director of Culp, Inc. (manufacturer and marketer of upholstery fabrics and mattress tickings)
Helen O. Petrauskas, age 58 Director since 2000
• Vice President Environmental and Safety Engineering of Ford Motor Company from 1983 until retirement in June 2001
• Serves on our Compensation Committee and Compensation Subcommittee (Chair)

Director Not Standing For Re-Election

       Mr. John F. Weaver has served on our board since 1971. His current term of office expires at the annual meeting. As he leaves the board, all directors and management thank him for his many years of committed service to La-Z-Boy. His guidance and advice during his tenure on the board helped move La-Z-Boy forward to become a leader in our industry today.

DIRECTORS’ MEETINGS AND STANDING COMMITTEES

       During fiscal 2002, our board of directors held nine meetings. Each director attended at least 75% of the total number of all fiscal 2002 board meetings and all fiscal 2002 meetings of board committees on which the director served that were held during his or her period of service.

      The standing committees of the board include an Audit Committee, a Compensation Committee, a governance committee called the Committee on the Board, and a subcommittee of the Compensation Committee, informally referred to as the Compensation Subcommittee. We provide more information about each of them below.

Audit Committee (5 meetings in fiscal 2002)

•	Assists the board in fulfilling its responsibility to oversee management’s conduct of the financial reporting process.

•	Oversees management (which is responsible for preparing financial statements) and the outside auditor (which is responsible for auditing them), but does not provide any expert or special assurance about financial statements or any professional certification of the outside auditor’s work.

•	Common recurring activities:

—	Reviews audited financial statements with management and the outside auditor.

—	Reviews interim financial statements with management and the outside auditor.

—	Discusses quality and adequacy of internal controls with management and the outside auditor.

—	Annually requests from the outside auditor a written statement of relationships between the auditor and La-Z-Boy as provided in Independence Standards Board Standard No. 1, discusses with the outside auditor any relationships disclosed and their impact on the auditor’s independence, and recommends that the board take appropriate action in response to the report to satisfy itself of the auditor’s independence.

•	Carries out the other functions specified in the Audit Committee charter (attached as Exhibit A).

Compensation Committee (5 meetings in fiscal 2002)

•	Recommends to the board the cash and other remuneration of executive officers (except under plans administered by the Compensation Subcommittee) and the remuneration of directors.

•	Administers our cash incentive compensation plan for employees.

Compensation Subcommittee (3 meetings in fiscal 2002)

•	Administers our stock-based employee incentive plans.

•	Composed entirely of directors who are both “non-employee directors” under SEC Rule 16b-3 and “outside directors” under Internal Revenue Code Section 162(m) regulations.

Committee on the Board (1 meeting in fiscal 2002)

•	Identifies, evaluates, and recommends to the board candidates for its slate of director nominees for election by shareholders or appointment to fill vacancies on the board. In addition to considering prospective candidates identified by the committee’s own members or referred to it by other board members, management, or outside sources, the Committee on the Board will consider candidates recommended by shareholders. (For information on how to propose a candidate to the Committee on the Board and on the requirements for a shareholder’s own nomination of a director, see “Director Nominations and Shareholder Proposals for Next Annual Meeting” on page 27.)

•	Considers and makes recommendations to the board on other matters relating to the board’s practices, policies, and procedures and on the size, structure, and composition of the board and its committees.

•	Assesses whether the professional experience and expertise of the individual directors or proposed directors, in light of the overall mix of experience, expertise, and independence among the directors, will enable the board to assist in developing long term strategic and financial goals and monitoring our progress toward achieving them.

•	Considers director succession planning and the application of policies pertaining to tenure on the board.

DIRECTOR COMPENSATION

       Directors who also are our employees receive no additional compensation for serving on the board. Directors who are not our employees receive:

          Cash Compensation

•	$20,000 annual cash retainer

•	$750 attendance fee for each board meeting and board committee or subcommittee meeting attended, including telephonic attendance

          Options

•	On first becoming a director, a 30-day option on 4,500 common shares at a 75% discount from the market price of the shares

•	At the beginning of each fiscal year while still a director, a similarly discounted 30-day option on 600 common shares

•	Transfer of shares acquired by option exercises is restricted while a director remains on the board

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, some over 10% owners of our common shares, and some persons who formerly were directors, executive officers, or over 10% owners, to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports filed by some of those persons and written representations from others that no reports were required, we believe that during fiscal 2002 all Section 16(a) filing requirements were complied with in a timely fashion.

SHARE OWNERSHIP INFORMATION

       Under applicable SEC rules, anyone that has or shares the right to vote any of our common shares or has or shares dispositive power over any of them is a “beneficial owner” of those shares. The settlor of a trust with a right to revoke the trust and regain the shares or a person who can acquire shares by exercising an option or a conversion right sometimes also is considered a beneficial owner under these rules. Consequently, more than one person can be considered the beneficial owner of the same common shares.

      The tables below provide information about beneficial owners of our common shares at the record date for the annual meeting, based on those SEC rules. Unless otherwise indicated below, each owner named in a table has sole voting and sole dispositive power over the shares reported for that person.

Security Ownership of Known Over 5% Beneficial Owners

Name and Address	Number of Shares	Percent of Class

Kayne Anderson Rudnick Investment Management, LLC Los Angeles, CA 90067	6,335,107	10.7%
Perkins, Wolf, McDonnell & Company Chicago, IL 60604	4,736,600	8.0%
Berger Small Cap Value Fund Denver, CO 80206	3,580,000	6.1%
Monroe Bank & Trust Monroe, Michigan 48161	3,237,624	5.5%

•	Information about Kayne Anderson Rudnick Investment Management, LLC is based on a Schedule 13G it filed after December 31, 2001. In the schedule Kayne Anderson Rudnick reports that as of that date it had shared voting and dispositive power over 6,335,107 common shares but also disclaims beneficial ownership of those shares, all of which it identifies as held in managed accounts.

•	Information about Perkins, Wolf, McDonnell & Company is based on a Schedule 13G amendment it filed after December 31, 2001, in which it reports that as of that date it had sole voting and dispositive power over 28,800 common shares and shared voting and dispositive power over 4,707,800 common shares.

•	Information about Berger Small Cap Value Fund is based on a Schedule 13G it filed after December 31, 2001, in which it reports that as of that date it has shared voting and dispositive power over 3,580,000 common shares. It also reports that Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated investment and voting authority.

•	Information about Monroe Bank & Trust is based on the most recent Schedule 13G amendment it has filed. In that schedule amendment, Monroe Bank & Trust reports that as of May 9, 2002 it held 3,237,624 common shares, with sole voting and/or dispositive power over 3,050,705 shares and shared voting and/or dispositive power over 186,919 shares.

Security Ownership of Current and Fiscal 2002

Executive Officers, Current Directors, and Nominees

Name	Number of Shares	Percent of Class

John J. Case	69,903	*
John H. Foss	5,100	*
David K. Hehl	26,772	*
James W. Johnston	1,579,229	2.6745%
Gerald L. Kiser	202,154	*
H. George Levy	9,000	*
Rocque E. Lipford	14,700	*
Donald L. Mitchell	4,262	*
Patrick H. Norton	208,693	*
Helen O. Petrauskas	5,700	*
David M. Risley	8,851	*
Jack L. Thompson	5,400	*
John F. Weaver	43,500	*
All as a group (13 persons)	2,183,264	3.6975%

      *  less than 1%

•	For purposes of calculating the percentage ownership of the group in the table above, all shares subject to options held by any group member that currently are exercisable or that will become exercisable within 60 days of June 28, 2002 are treated as outstanding, but for purposes of calculating the percentage of ownership of any individual group member only the optioned shares held by that group member are treated as outstanding. The table includes the following numbers of optioned shares:

Mr. Case	57,988
Mr. Kiser	109,150
Mr. Norton	109,150
Mr. Risley	8,750

•	The table also includes the following numbers of shares owned by a named person’s wife, beneficial ownership of which is disclaimed by him:

Mr. Hehl	5,616
Mr. Johnston	749,279
Mr. Lipford	2,400

•	Shares shown in the table for Messrs. Lipford and Weaver do not include 358,000 common shares held by the Edwin J. and Ruth M. Shoemaker Foundation. These gentlemen act as two of the six members of the Board of Directors of the Foundation. Both disclaim beneficial ownership with respect to these shares.

•	Shares shown in the table for Mr. Weaver do not include 961,612 shares held by the Edward M. and Henrietta J. Knabusch Charitable Trust No. 2 and 39,900 common shares held by the Edward M. and Henrietta J. Knabusch Scholarship Foundation. Mr. Weaver serves as one of three trustees of that trust and as one of two trustees of that foundation. He disclaims beneficial ownership of all shares held by either entity.

EXECUTIVE COMPENSATION

Summary Compensation

      The following table sets forth, the compensation for fiscal 2002 and, as relevant, the preceding two fiscal years of the individuals who are or during fiscal 2002 were our executive officers. In the rest of this proxy statement, we sometimes call these individuals “named executives.”

Summary Compensation Table

	Annual Compensation			Long-Term Compensation

				Awards	Payouts

				Incentive	Long-Term
				Stock	Incentive
				Option	Plan	All Other
		Salary	Bonus	Grants	Payouts	Compensation
Name and Principal Position	Year	$	$	#	$	$

Gerald L. Kiser	2002	383,700	135,830	40,000	57,013	70,681
President and Chief Executive	2001	383,700	—	40,000	96,272	81,863
Officer (since July 2001) or Chief Operating Officer	2000	350,020	148,597	26,000	221,663	81,212
Patrick H. Norton	2002	346,548	122,484	40,000	57,013	106,537
Chairman of the Board	2001	346,483	—	40,000	96,272	86,221
	2000	316,227	133,998	26,000	221,663	77,801
Donald L. Mitchell	2002	298,667	57,400	31,300	—	2,907
President Casegoods, Senior Vice President La-Z-Boy, until April 1, 2002
John J. Case	2002	305,652	143,403	31,300	28,735	55,026
President Upholstery, Senior Vice President La-Z-Boy
David M. Risley	2002	285,000	84,075	31,300	16,227	44,887
Senior Vice President and Chief Financial Officer (since mid-May 2001)

•	Messrs. Mitchell and Case were appointed to their executive officer positions in July 2001. Mr. Mitchell retired on April 1, 2002. Fiscal 2002 information provided about them covers the full year but, as permitted by SEC rules, we are not providing any information concerning their compensation for fiscal years 2000 and 2001, because they were not executive officers during those years.

•	We hired Mr. Risley in April 2001, and he became an executive officer on May 11, 2001. Fiscal 2002 information provided about him covers the full year but, as permitted by SEC rules, we are not providing any information concerning his fiscal 2001 compensation.

•	Amounts listed under “Salary” include, where applicable, amounts electively deferred by a named executive under our 401(k) savings plans.

•	Amounts reported under “Bonus” for Mr. Kiser for fiscal years 2000 and 2001 do not include mandatory bonuses paid due to his participation in our former personal executive life insurance program. Those bonuses, and related partial tax gross ups, are included under “All Other Compensation”.

•	Amounts reported under “Long-Term Incentive Plan Payouts” relate to performance awards under our Performance-Based Stock Plan, which was amended and restated, with shareholder approval, in 2001. Under the plan’s terms (both before and after the 2001 amendment), we make performance awards in common shares or 30-day options on common shares. The amounts reported in the summary compensation table are the numbers of shares or options we granted multiplied by the NYSE closing price for our common shares on the grant dates and reduced, where applicable, by option exercise prices. The amount reported for Mr. Risley relates to a mid-cycle award approved by the shareholders when they approved the 2001 amendment. As amended, the plan allows pro-rata awards for employees hired or who first become eligible for awards in the midst of a performance cycle.

•	The fiscal 2000 and 2001 amounts reported for Mr. Kiser under “All Other Compensation” also include amounts related to his participation in the personal executive life insurance program. Under that program, which we terminated at the end of fiscal 2002, a participating employee received supplemental life insurance intended to provide benefits to the employee upon retirement and the employee’s beneficiary upon the employee’s death. A participating employee was not eligible to receive contributions under our profit-sharing plan or supplemental executive retirement plan (which are not currently taxable to the employee), but did receive an annual bonus (which was currently taxable) in an amount equal to the premiums payable during the year on the insurance policy, plus an additional 32% of the premium amount, which partially reimbursed the employee for taxes payable on the bonus. In anticipation of termination of this program, we did not make such bonus or tax gross-up payments to participants in the program for fiscal 2002. However, we did provide them with benefits under the supplemental executive retirement plan or profit-sharing plan for fiscal 2002 and during fiscal 2003 paid each participant an amount, with tax gross-up, intended to cover taxes the participant paid on past program-related bonuses that were not previously covered by us. Messrs. Case and Kiser are the only named executives who participated in the personal executive life insurance program. The tax gross-up amounts paid them in fiscal 2003 will be included in next year’s summary compensation table.

•	Amounts reported under “All Other Compensation” also include amounts allocated for named executives to our supplemental executive retirement plan and/or profit-sharing plan (“Amounts Allocated to Plans”), earnings credited to them under the supplemental executive retirement plan (“Earnings”), and the cash value at date of contribution of matching contributions made for their accounts under our matched retirement savings plan (“Match Contributions”), which we made in the form of common shares. A breakdown of these amounts for fiscal 2002 is provided below:

	Amounts
	Allocated		Match
Name	to Plans	Earnings	Contributions

Gerald L. Kiser	57,555	11,626	1,500
Patrick H. Norton	51,900	53,137	1,500
Donald L. Mitchell	—	—	2,907
John J. Case	45,844	7,424	1,758
David M. Risley	42,750	—	2,137

•	In connection with termination of the personal executive life insurance program, we are purchasing the life insurance policies under the program from each program participant and each of them irrevocably elected to defer into the supplemental executive retirement plan during fiscal 2003 an amount equal to the amount we are paying for his policy. In addition, during fiscal 2003 we will credit each seller’s account under the supplemental executive retirement plan with an amount (including earnings at the stated earnings rates) intended to approximate the balance the seller would have had in his account at the end of fiscal 2002 had the seller never participated in the personal executive life insurance program, reduced by his existing account balance and insurance policy purchase price. The amounts we credit for Messrs. Case and Kiser will be included in next year’s summary compensation table. We provide more information about the life insurance policy purchases from them in the “Related Party Transactions” section of this proxy statement.

•	We have not included our cost of providing perquisites or other personal benefits to named executives in the summary compensation table above. For each year reported, the cost of providing perquisites to any named executive did not exceed $50,000 or, if less, 10% of his salary and bonus.

Option Grants

      The table below reports on stock options granted to named executives during fiscal 2002 and the potential realizable value of those grants, assuming stock price appreciation rates of 5% and 10% annually over the term of the options. The 5% and 10% rates of appreciation used in the table are not intended to forecast possible future actual appreciation, if any, in our stock price.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed
					Annual Rates of Stock Price
					Appreciation for Option Terms ($)

Individual Grants					5% Per Year		10% Per Year

		% of Total	Exercise		Price		Price
	Options	Options Granted	or Base		Per	Aggregate	Per	Aggregate
	Granted	to Employees in	Price	Expiration	Share	Value	Share	Value
Name	(#)	Fiscal Year	($/SH)	Date	($/SH)	($)	($/SH)	($)

G. Kiser	40,000	6.0	19.80	8/15/06	5.4704	218,816	12.0881	483,524
P. Norton	40,000	6.0	19.80	8/15/06	5.4704	218,816	12.0881	483,524
D. Mitchell	31,300	4.7	19.80	4/01/03	1.6362	51,213	3.32221	103,982
J. Case	31,300	4.7	19.80	8/15/06	5.4704	171,223	12.0881	378,357
D. Risley	31,300	4.7	19.80	8/15/06	5.4704	171,223	12.0881	378,357

      All options reported in the table are options on common shares granted under our stock option plan for employees. Some of the options qualify as incentive stock options under the Internal Revenue Code, and the rest are non-qualified stock options. Options become exercisable in 25% increments on the first through fourth anniversaries of grant, and once exercisable, remain exercisable through the fifth anniversary of grant.

      However, in the event of a grantee’s death or retirement at age 65 (or earlier with the consent of the board), each of the grantee’s options would become immediately exercisable in full and continue to be exercisable for one year or, if earlier, until the option’s scheduled expiration date. (Mr. Mitchell’s options as shown in the table have been modified accordingly.)

      In addition, all options will become immediately exercisable in full in the event of a sale, exchange, or other disposition of all or substantially all of the total assets of the Company or all or substantially all of the outstanding shares. Termination of an executive’s employment under any circumstances other than those described above would cause all of his options to terminate immediately.

Options Exercised and Held

      The following table contains information concerning exercise of stock options during the last completed fiscal year by each of the named executive officers, and the fiscal year-end value of unexercised stock options held by such executive officers:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options
	Acquired	Value	Fiscal Year End		at Fiscal Year End
	on Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable
Name	#	$	#		$

G. Kiser	15,600	138,060	72,500/	89,900	980,775/	1,027,905
P. Norton	30,000	265,500	72,500/	89,900	980,775/	1,027,905
D. Mitchell	19,370	78,767	49,200/	—	563,350/	—
J. Case	—	—	34,975/	61,625	463,270/	709,916
D. Risley	—	—	—/	31,300	—/	325,520

•	The “Value Realized” column above reports the amount an executive would have realized if he had sold the shares acquired on the exercise date, without taking brokerage commissions into account. Amounts reported are based on the NYSE closing market price of our common shares on the exercise date, minus the exercise price.

•	“In-the-Money” amounts are based on the NYSE closing market price of our common shares at the end of fiscal 2002 ($30.20), minus the exercise price.

Long-Term Incentive Compensation Target Awards

      Shareholders approved our Further Amended and Restated 1993 Performance-Based Stock Plan in July 2001. This plan authorizes the Compensation Subcommittee to grant contingent target awards to key employees, the potential pay-outs on which (performance awards) are linked to achievement over a performance cycle of three fiscal years of goals established by the Subcommittee at or near the beginning of the cycle. All performance awards under the plan are structured as options to purchase or outright grants of our common shares.

      The plan requires the Subcommittee to establish a single objectively determinable and uniform performance goal for all target awards it grants for a given performance cycle and to establish the maximum number of shares a grantee may be granted as a performance award if the performance goal is achieved during the cycle. The plan also authorizes the Subcommittee to establish any number of subordinate goals, the non-achievement of which may reduce (but never increase) the performance award a grantee may receive after the end of the cycle.

      Normally, the Subcommittee grants target awards at or about the same time it establishes the goals for a performance cycle, but it also has discretion to grant a mid-cycle target award to a newly-hired or newly-eligible employee, as long as there are at least twelve months remaining in the cycle. If a mid-cycle target award is granted, the pre-established performance goal for the cycle would apply to that award, as would any subordinate goals the Subcommittee elects to establish. The potential pay-out on the mid-cycle award would be the same as the grantee would have received had he been eligible to receive a target award when the initial target awards for the cycle were granted, reduced pro-rata based on the number of months in the cycle that already had occurred before grant of the mid-cycle award.

      The maximum performance award potential for any target award, which would be awarded after the end of the relevant three-year cycle if the performance goal and all subordinate goals are achieved, is an outright grant of the maximum number of shares established for that award. The minimum potential performance award, for achievement of the performance goal and only one subordinate goal during the cycle, is a 30-day option to purchase one-quarter of the maximum number of shares at 50% of their fair market value at the date the performance goals were set. If the performance goal is not achieved, or if that goal is achieved but no subordinate goals are achieved, there is no payout on the target award.

      Early in fiscal 2002, the Compensation Subcommittee granted target awards under the plan for the performance cycle ending April 24, 2004. For this three-year cycle, the Subcommittee set as the performance goal achieving at least a specified level of cumulative diluted earnings per share, and it established four uniform subordinate goals relating to sales growth, earnings before income taxes, operating margin and total return on capital. We provide more information about the target awards granted to named executives in the table below.

Long-Term Incentive Plan
for Performance Period Ending April 24, 2004

	(a)	(b)	(c)	(d)

	Performance Goal	Performance Goal	Performance Goal	Performance Goal
	and All	and Three	and Two	and One
	Subordinate	Subordinate	Subordinate	Subordinate
Name	Goals Achieved	Goals Achieved	Goals Achieved	Goal Achieved

G. Kiser	20,000	15,000	10,000	5,000
P. Norton	20,000	15,000	10,000	5,000
D. Mitchell	15,650	11,738	7,825	3,890
J. Case	15,650	11,738	7,825	3,890
D. Risley	15,650	11,738	7,825	3,890

(a)	If the performance goal is met, and all subordinate goals are achieved, the performance award would be an outright grant of the number of shares shown.

(b)	If the performance goal is met, and three subordinate goals are achieved, the performance award would be an outright grant of the number of shares shown.

(c)	If the performance goal is met, and two subordinate goals are achieved, the performance award would be a 30-day option to purchase the number of shares shown, at 25% of fair market value on the date the target awards were granted.

(d)	If the performance goal is met, and only one subordinate goal is achieved, the performance award would be a 30-day option to purchase the number of shares shown, at 50% of fair market value on the date the target awards were granted.

      With respect to each target award reflected in the table:

•	If the named grantee dies while employed, or retires with the consent of the board and then dies, the plan permits his executor or personal representative to elect a performance award for his estate before the end of the performance cycle. If early payment is elected and the grantee died within the first half of the performance cycle, the estate would receive an option on half the maximum number of shares specified for the grantee’s target award at a per share exercise price of 25% of the fair market value at the date of the target award grant. If early payment is elected and the grantee died during the second half of the performance period, the estate would receive an outright grant of the same number of shares.

•	Each grantee will be deemed automatically to have earned and been granted a performance award equal to an outright grant of the number of shares reported for him under “Performance Goal and All Subordinate Goals Achieved” if a person or group becomes an acquiring person or certain changes in the composition of the board occur while the target award is outstanding. The same effect also will result if, while there is an acquiring person, other significant transactions specified in the plan should occur, unless the transaction has been approved by a majority of directors who were board members before the acquiring person became an acquiring person.

•	If employment terminates by reasons other than retirement or death, all performance awards are immediately cancelled.

Change in Control Agreements

      We have change in control agreements currently in effect with Messrs. Case, Kiser, Norton and Risley. These agreements are designed primarily to aid in ensuring continued management in the event of an actual or threatened change in control of the Company (as defined in the agreements). The agreements provide that in the event the covered employee is terminated other than upon his death, disability or for cause (as defined in the agreements) within three years after a change in control of La-Z-Boy Incorporated, that person will be entitled to receive a lump sum severance payment equal to three times his annualized salary and three times the average bonus amount paid to him in the previous three years. The covered employee also would be entitled to continuation of employee welfare benefit payments and reimbursement of certain legal fees and expenses incurred by the employee in enforcing the agreement following a change in control.

      In consideration of these obligations, each covered employee has agreed to remain in our employ pending the resolution of any proposal for a change in control. Each agreement expires December 31, 2002, but automatically renews for an additional one-year period unless either party gives the other 90 days’ prior notice of non-extension. If a change in control occurs, the agreements automatically extend for 36 months.

Related Party Transactions

      Purchases from John Case and Gerald Kiser. As previously noted under the summary compensation table in this proxy statement, we terminated our personal executive life insurance program at the end of fiscal 2002. John Case and Gerald Kiser were participants in that program.

      In connection with termination of the program, we agreed to purchase from each program participant his or her life insurance policy under the program for an amount equal to the amount the participant would have received had it been surrendered to the insurer. We are paying the purchase price for each policy (approximately $106,600 and $203,100, respectively, in the cases of Mr. Case and Mr. Kiser), plus interest at 5% per annum, in twelve equal monthly installments beginning June 2002, and each seller has agreed and irrevocably elected to defer an amount equal to his sale proceeds into his supplemental executive retirement plan account over the twelve months beginning June 2002. The payments to Messrs. Case and Kiser described herein are not included in the Summary Compensation Table and will not be included in any future summary compensation table. Please refer to this year’s summary compensation table and the paragraphs immediately following it for information about compensatory arrangements with them relating to termination of the personal executive life insurance program.

      Culp, Inc. Patrick Norton is a member of the Board of Directors of Culp, Inc. and chairs its compensation committee. In fiscal 2002 we purchased 67% (in dollar volume) of total fabric purchases required by La-Z-Boy from five suppliers. Culp was one of these. It provided 24% of the total fabric purchased by La-Z-Boy during the fiscal year. The purchases from Culp were at prices comparable to other vendors and under similar terms. Mr. Norton has no involvement in our selection or purchase processes related to fabrics.

      Miller, Canfield, Paddock and Stone. The law firm of Miller, Canfield, Paddock and Stone, PLC in which Rocque E. Lipford is a principal, provides us with legal services and has done so for many years. Miller, Canfield has advised us that the revenues paid to Miller, Canfield during the past fiscal year was less than 0.5% of its total revenues for the same period. We believe that the transactions with the firm are on terms no less favorable than those that could be obtained from unrelated third parties.

      Kevin Norton. Kevin Norton, the son of Patrick Norton, is an independent sales representative for La-Z-Boy residential products under an agreement providing for the payment of commissions at various rates. The terms of his agreement, including the commission rates, are identical to those of our agreements with all of our approximately 94 other La-Z-Boy residential sales representatives.

      Mitch Kiser. Mitch Kiser, the son of Gerald Kiser, is an independent sales representative for Kincaid products under an agreement providing for the payment of commissions at various rates. The terms of his agreement, including the commission rates, are identical to those of our agreements with all of our approximately 44 other Kincaid sales representatives.

      Palm Beach Furniture Company. This company has been a La-Z-Boy dealer since 1991. Since December 1996, it has been 100% owned by the wife of F. H. Jackson, who was one of our directors and an executive officer until June 2001. Before that time it was 50% owned, and it continues to be managed, by their son, Frederick H. Jackson III. In August 1999, Palm Beach took over the operations of three La-Z-Boy Furniture Galleries in southeast Florida that we previously had taken over from a dealer we terminated — two on premises leased from third parties and one on premises we owned. We entered into a sublease or the equivalent with Palm Beach on the leased premises or substitute premises, and we leased the owned premises to Palm Beach and granted it an option to purchase those premises for fair market value as determined by averaging two independent appraisals. In fiscal 2000, we modified that option to allow for a credit against Palm

Beach’s purchase price equal to the total rent paid to us under its lease for the twelve months preceding the closing of the sale.

      We lease one of the leased locations under a triple net lease that expires on December 31, 2011 and requires rental payments of $100,000 per year. Palm Beach subleases these premises from us on a pass-through basis. We lease the other under a triple net lease with an initial term that expires on February 1, 2005 and options to renew for up to 15 more years. Base rent is $242,800 per year for the initial term, with higher rent if the options are exercised. Palm Beach operates the La-Z-Boy Furniture Gallery at these premises under an agreement that is the economic equivalent of a pass-through sublease. (For the privilege of operating the gallery as an independent business, Palm Beach has agreed to be responsible for all of our obligations under our lease). During fiscal 2002, Palm Beach paid to us or on our behalf a total of approximately $387,500 under these two arrangements.

      Before Palm Beach took over operations at the first of the leased locations, we spent approximately $290,000 for leasehold improvements there. Palm Beach has agreed to repay us for these expenditures with simple interest at the rate of 7% per annum from August 1, 1999, payable in eight annual installments of principal and interest beginning August 1, 2000. At the other leased location, we spent approximately $621,000 for leasehold improvements to the premises, $400,000 of which Palm Beach has agreed to repay to us with simple interest at the rate of 7% per annum from May 1, 2000, payable in eight annual installments of principal and interest beginning May 1, 2001. During fiscal 2002, Palm Beach paid us a total of $115,532 on these obligations. At the end of the fiscal year, it continued to owe us $592,402 on these notes.

      Palm Beach exercised its option to purchase the property we owned in fiscal 2001, and we closed the sale of the property to Palm Beach in December 2001. Before the sale, we leased the property to Palm Beach under a triple net lease with rental payments of $221,000 per year. In accordance with the terms of its option, Palm Beach’s purchase price for the property was $1,520,000 (the average of the appraisals on the property, less a $212,000 credit for previous rental payments), which we are financing for Palm Beach over ten years, with principal and simple interest at the rate of 8% per annum, amortized over 20 years and with a balloon payment due at the end of the ten-year term. Palm Beach’s payment obligations are secured by a first mortgage on the property, and we have a right of first refusal if Palm Beach seeks to sell it while the mortgage is outstanding. During fiscal 2002, Palm Beach paid us a total of $38,142 on these obligations. At the end of the fiscal year, it continued to owe us $1,512,207 on this note.

PERFORMANCE COMPARISON

       The graph below shows the return for our last five fiscal years that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on April 26, 1997 in our common shares, in the S&P 500 Composite Index, and in a peer group comprised of the following publicly traded furniture industry companies: Bassett Furniture, Bush Industries, Chromcraft Revington, Inc., Ethan Allen Interiors, Flexsteel Industries, Furniture Brands International, Rowe Companies, and Stanley Furniture. The stock performance of each company in the peer group has been weighted according to its relative stock market capitalization for purposes of arriving at group averages.

Assumes $100 Invested on April 26, 1997

Assumes Dividends Reinvested
Fiscal Year Ended April 27, 2002

Company/Index/Market	1997	1998	1999	2000	2001	2002

La-Z-Boy Incorporated	$100.00	$169.61	$184.06	$154.53	$181.51	$309.44

Peer Group	100.00	198.68	162.34	132.00	162.91	223.82

S&P 500 Composite Index	100.00	141.07	171.85	189.26	164.71	143.91

INDEPENDENT ACCOUNTANTS

       The firm of PricewaterhouseCoopers LLP audited our financial statements for fiscal 2002. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, will have an opportunity to make a statement at the meeting if he or she desires to do so, and will be available to answer appropriate questions that may be raised by shareholders at the meeting. At the recommendation of the Audit Committee, the board of directors has reappointed PricewaterhouseCoopers LLP as independent accountants for the current year.

AUDIT FEES

       For professional services rendered to us for fiscal 2002, PricewaterhouseCoopers LLP has billed us as follows:

Audit Fees for the year ended April 27, 2002 and the fiscal year 2002 quarterly reviews	$438,750

Financial Information Systems Design and Implementation Fees	None
All Other Fees:
Audit related services including audits of employee benefit plans and non-U.S. statutory audits	174,750
Tax compliance assistance and advisory services	428,947

603,697

Total	$1,042,447

AUDIT COMMITTEE REPORT

       The Audit Committee operates under a written charter (see Appendix A) and is composed of four directors, all of whom meet the independence and financial experience requirements of the New York Stock Exchange.

      In fulfilling its responsibilities under its charter, the Audit Committee reviewed and discussed the consolidated financial statements with management and La-Z-Boy’s independent accountants, PricewaterhouseCoopers LLP. Management is primarily responsible for the consolidated financial statements and for La-Z-Boy’s internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing their opinion. In this context, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The discussions with management and PricewaterhouseCoopers LLP included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of the significant accounting judgments, and the clarity of disclosures.

      As part of the Audit Committee’s review of the auditor’s independence, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions

with Audit Committees). The Audit Committee also reviewed the services provided by PricewaterhouseCoopers LLP (as disclosed above under the caption “Audit Fees”).

      Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP and the Audit Committee’s review of the representations of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in La-Z-Boy’s Annual Report on Form 10-K for the year ended April 27, 2002 filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of PricewaterhouseCoopers LLP as La-Z-Boy’s independent accountants for fiscal year 2003.

The Audit Committee
David K. Hehl, Chairman
John H. Foss
James W. Johnston
John F. Weaver

JOINT REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee of the board and its Compensation Subcommittee determine the compensation of executive officers and of other senior executives. The Subcommittee is charged with administering the stock-related employee plans in which executive officers may participate. The Compensation Committee determines all executive officer compensation not assigned to the Subcommittee.

      This is a joint report by the Subcommittee and the Committee on the policies they followed and the decisions they made for fiscal 2002. The Subcommittee provides information about decisions made by the Subcommittee only. The Committee provides all other information.

Compensation Philosophy

      La-Z-Boy strives to create value for shareholders through superior growth and profitability. The executive compensation program supports this goal by linking compensation to business performance and profitability.

      We feel that enhancement of shareholder value is reinforced by a compensation program which:

•	Attracts and retains highly qualified individuals

•	Includes major components which are linked to creating value for the shareholder

•	Rewards superior results

      This linkage is achieved through the design of incentive plans, which focus on the short- and long-term goals of the Company, and the attainment of performance goals, by individual executives.

Compensation Plan Overview

      The executive compensation program is based upon a pay-for-performance philosophy. As an executive’s level of responsibility increases, a greater portion of his total compensation opportunity is contingent on improving La-Z-Boy’s performance and a lesser portion is base salary.

      We retain the services of outside consultants to conduct a competitive review of our executive compensation programs. We used the results of Frederic W. Cook’s competitive analysis conducted in May 2000 to determine our executive compensation programs for fiscal 2002.

Base Salaries

      In anticipation of adverse business conditions the base salaries of the named executive officers were frozen during fiscal 2002.

Short-Term Incentive Awards

      La-Z-Boy’s Management Incentive Plan is a cash-based plan that rewards performance. We established short-term performance criteria and the weightings for the various criteria at the start of fiscal 2002 with the understanding that the goals would be reviewed and potentially changed later. The maximum award opportunities were 120% of salary for Messrs. Kiser and Norton and 100% of salary for the other named executives.

      For fiscal 2002 as in prior years, we structured awards based one-third on an increase in sales revenue and two-thirds on operating income, either on a consolidated basis or on the basis of a specific business segment depending on the executive’s responsibilities. Recognizing the downturn in our industry and the improbability that the minimum thresholds would be met, we provided an opportunity for payout below the previously-designated minimum thresholds. Actual performance yielded payouts shown in the Summary Compensation Table. Mr. Mitchell’s actual award under the plan was $10,500. In recognition for his contribution in restructuring the Casegoods division, we made an additional award to him in the amount of $46,900 for fiscal 2002.

Long-Term Incentives

      We believe that stock-based awards are an important component of executive compensation because they particularly link executive compensation to the maximization of shareholder value. With respect to named executives, our goal is to achieve the proper balance between stock-based awards and other components of their compensation. For fiscal 2002, we used awards under La-Z-Boy’s stock option plan and the performance-based stock plan to further these objectives. We did not make any grants to executive officers under our restricted share plan for employees.

      When considering option grants to executive officers in fiscal 2002, we considered the target awards under the performance-based plan already granted to them (with shareholder approval) for the performance cycle that will end in fiscal 2004 and we relied on the studies that had been completed by Frederic W. Cook in May 2000 to determine the appropriate mix of stock options and awards under the performance-based plan. Having done so, we decided to grant incentive stock options on 5,050 common shares and nonqualified stock options on 34,950 common shares to Mr. Kiser and stock options covering a total of 133,900 shares to the other named executives.

      The performance-based plan awards to named executives that are reported as long-term incentive plan payouts in the Summary Compensation Table were awarded for the three-year performance cycle that ended at the end of fiscal 2002. In accordance with the plan as it was then in effect, at the beginning of the cycle we had established four performance goals for the cycle and granted a target award relating to those goals to all named executives other than Mr. Risley. When Mr. Risley joined us, we granted him a mid-cycle award for the cycle using the same goals, subject to shareholder approval, which approval later was obtained. After the end of the cycle, we determined that only one of the four goals for the cycle had been achieved. As a result, Mr. Kiser and each other named executive received the preestablished award for achieving one goal — a 30-day option to one quarter of the number of shares he would have received if all four goals had been met, exercisable for 50% of the shares’ fair market value on the date the goals were set.

The Compensation Committee
Jack L. Thompson, Chairman*
David K. Hehl*
Rocque E. Lipford
H. George Levy, M.D.*
Helen O. Petrauskas*
John F. Weaver

*	Members of the Compensation Subcommittee

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

       Except for Jack L. Thompson, who began serving on both the Compensation Committee and the Compensation Subcommittee on November 14, 2001, each current member of the Compensation Committee and the Compensation Subcommittee served throughout fiscal 2002. No one other than the current members served on either the Compensation Committee or the Compensation Subcommittee at any time during fiscal 2002.

      The law firm of Miller, Canfield, Paddock and Stone, P.L.C., in which Rocque E. Lipford is a principal, provides us with legal services and has done so for many years.

MISCELLANEOUS

Director Nominations and Shareholder Proposals for Next Annual Meeting

      If you would like to recommend a director candidate for consideration by the Committee on the Board, you should send your recommendation to the Secretary, who will forward it to the Committee. If you would like your recommendation to be considered for director nominations at the annual meeting of shareholders to be held in calendar 2003, you should submit it no later than March 12, 2003. Your recommendation should include a description of your candidate’s qualifications for board service; your candidate’s consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting you and the candidate for more information.

      If you would prefer to nominate a director candidate at the meeting yourself, our bylaws require that you notify us of your intention to do so no later than May 15, 2003. Your notice must include your nominee’s name, age, residence and business address, and principal occupation, the number of common shares beneficially owned by the nominee, and all other information about the nominee that would be required by SEC rules in a proxy statement soliciting proxies for election of the nominee.

      If you would like to submit a proposal for inclusion in our proxy materials for the calendar 2003 annual meeting, you must submit it to us no later than March 12, 2003. Even if a proposal is submitted by that date, we will have the right to omit it if it does not satisfy the requirements for inclusion under SEC Rule 14a-8.

      Any shareholder proposal for the calendar 2003 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of SEC Rule 14a-4(c)(1) if it is not submitted to us on or before May 26, 2003. Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express direction from the shareholders giving the proxies.

      Any shareholder proposal or nomination should be sent to our principal offices in Monroe, Michigan, addressed to the attention of the Secretary.

Costs of Proxy Solicitation

      We will pay the expense of soliciting proxies pursuant to this proxy statement. That expense is expected to be limited to the cost of preparing and mailing this proxy statement and accompanying documents.

      This year you may vote by mail, by telephone or on the internet. Your vote is important. Even if you plan to attend the meeting, please vote by proxy card, telephone or computer as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

James P. Klarr, Secretary

Monroe, Michigan

July 10, 2002

      We will send you a copy of our Form 10-K Annual Report for the fiscal year ended April 27, 2002 without charge if you send a written request to: Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162. You also can obtain copies of our Form 10-K and the other reports we file with the SEC through the SEC’s Web site at www.sec.gov.

Exhibit A

La-Z-Boy Incorporated

Audit Committee Charter

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s system of internal accounting and financial controls and the annual independent audit of the Company’s financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

      Accordingly, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

A-1

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 as amended.

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 as amended; this review will occur prior to the Company’s filing of Form 10-Q.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall:

—	request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

—	discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

—	recommend that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

A-2

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
LA-Z-BOY INCORPORATED

August 14, 2002

\/ Please Detach and Mail in the Envelope Provided \/

A	Please mark your votes as in this example.

WITHHOLD
		FOR	Authority to vote
		all nominees	for all nominees
		listed to right	listed to right
1.	ELECTION OF DIRECTORS.			Nominees:	James W. Johnston Gerald L. Kiser Dr. H. George Levy Donald L. Mitchell	2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.) ___________________________________________						This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all director nominees listed in Proposal 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark, sign, date and return the proxy card using the enclosed envelope.

SIGNATURE		DATE	SIGNATURE		DATE

	SIGNATURE SHOULD AGREE WITH NAME(S) ON STOCK CERTIFICATE.			SIGNATURE IF HELD JOINTLY

NOTE:	When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

LA-Z-BOY INCORPORATED

August 14, 2002

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS ______________________________

\/ Please Detach and Mail in the Envelope Provided \/

A	Please mark your votes as in this example.

WITHHOLD
		FOR	Authority to vote
		all nominees	for all nominees
		listed to right	listed to right
1.	ELECTION OF DIRECTORS.			Nominees:	James W. Johnston Gerald L. Kiser Dr. H. George Levy Donald L. Mitchell	2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.)						This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all director nominees listed in Proposal 1.
___________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark, sign, date and return the proxy card using the enclosed envelope.

SIGNATURE		DATE	SIGNATURE		DATE

	SIGNATURE SHOULD AGREE WITH NAME(S) ON STOCK CERTIFICATE.			SIGNATURE IF HELD JOINTLY

NOTE:	When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

LA-Z-BOY INCORPORATED	PROXY

     The undersigned hereby appoints Gerald L. Kiser and Patrick H. Norton, and both of them, Proxies with power of substitution to attend the Annual Meeting of Shareholders of La-Z-Boy Incorporated to be held at the La-Z-Boy Incorporated Auditorium, 1284 North Telegraph Road, Monroe, Michigan, August 14, 2002 at 11:00 o’clock A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.

(Continued and TO BE SIGNED on other side)